Camden National Corporation Reports An Increase In Second Quarter 2014
Earnings Per Share Of 13% Over First Quarter 2014

CAMDEN, Maine, July 29, 2014/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $2.7 billion bank holding company headquartered in Camden, Maine, reported net income for the second quarter of 2014 of $6.3 million and diluted earnings per share ("EPS") of $0.85, representing a 10% increase in earnings and a $0.10 increase in EPS compared to the first quarter of 2014. Camden National's return on equity and return on assets for the second quarter of 2014 was 10.92% and 0.95%, respectively, compared to 9.97% and 0.89% last quarter.

“We have implemented several significant strategies over the past several quarters and are pleased to see the positive impact of those investments,” said Gregory A. Dufour, president and chief executive officer. “Our annualized loan growth of 15% for the first half of 2014 and a 13% increase in earnings per share over the first quarter of 2014 reflects our efforts to increase market share and enhance our products to better serve our customers, while balancing the needs of our shareholders through our repurchase and dividend programs.”

Second Quarter 2014 Highlights

•	Earnings Growth — Second quarter 2014 EPS grew 13% or $0.10 per share over prior quarter.

•	Loan Growth — Year-to-date annualized loan growth of 15%.

•	Net Interest Margin — Net interest margin increased 3 basis points over prior quarter.

•	Asset Quality — Year-to-date asset quality metrics trend favorably.

Balance Sheet

Total assets at June 30, 2014 were $2.7 billion, representing an $87.9 million, or 3%, increase since year-end. The growth in total assets was fueled by loan growth of $116.4 million, representing a 15% annualized growth rate. Loan growth continues to be centered within our commercial real estate and commercial portfolios, evidenced by total growth in those portfolios of $117.7 million since year-end, while our retail portfolio decreased by $1.3 million. The Company saw signs of positive momentum within our home equity and consumer portfolio in the second quarter of 2014 primarily due to recent promotions offered; however, the effects of higher mortgage rates continue to hamper refinance activity.

Total liabilities at June 30, 2014 were $2.5 billion, representing an $81.3 million, or 3%, increase since year-end. The increase is reflective of additional borrowings and brokered deposits totaling $119.8 million necessary to fund strong loan growth. Core deposits (demand, interest checking, savings, and money market) decreased $28.9 million since year-end due to the seasonal outflows of deposits within our market.

Second Quarter 2014 Operating Results Compared to First Quarter 2014

Second quarter 2014 net income was $6.3 million, representing a $600,000, or 10%, increase compared to the first quarter of 2014. EPS for the second quarter 2014 increased $0.10 per share to $0.85 compared to the first quarter of 2014. Strong earnings and EPS growth for the second quarter of 2014 compared to prior quarter is primarily reflective of:

•
An increase in average loan balances of $84.1 million, or 5%, accompanied by an increase in net interest margin on a fully-taxable basis of 3 basis points to 3.11%. Net interest margin increased as our interest-earning assets mix shifted slightly to a higher concentration of loans providing a more favorable yield, while our cost of funds decreased 2 basis points to 0.50%.

•
An increase in non-interest income of $819,000, or 14%, driven by: (i) an increase in deposit and other service-related fees of $299,000; (ii) $196,000 of derivative income; (iii) an increase in fiduciary income of $165,000; and (iv) additional gains of $119,000 realized upon sale of investment securities.

•
An increase in non-interest expense of $667,000, or 4%, primarily due to (i) an increase in incentive-related costs of $321,000 due to strong year-to-date financial results exceeding performance metrics and (ii) $106,000 of cost recognized upon issuance of common stock to the Company's directors.

•	A decrease of 101,146 dilutive weighted-average shares outstanding as the Company continued to actively repurchase shares of its common stock under the 2013 Repurchase Program.

Six months ended June 30, 2014 Operating Results Compared to Six Months Ended June 30, 2013

Net income and EPS for the six months ended June 30, 2014 was $12.0 million and $1.60 per share, respectively, reflecting an increase in net income of $38,000 and EPS of $0.04 per share over the six months ended June 30, 2013. Excluded from Camden National's six months ended June 30, 2014 operating results are the five Franklin County branches it divested of in 2013. For the six months ended June 30, 2013, the five Franklin County branches contributed $342,000 to net income, or $0.04 per share. Other significant factors impacting Camden National's year-to-date operating results year-over-year include:

•
A decrease in non-interest expense of $1.2 million. This decrease is largely due to expenses incurred in the first half of 2013 that did not recur in the first half of 2014 – primarily costs associated with (i) the five Franklin County branches totaling $686,000; (ii) a receivable write-down of $348,000; (iii) branch acquisition costs of $232,000; and (iv) $198,000 of costs associated with the conversion of Acadia Trust, N.A.'s core operating system – partially offset by (a) an increase in foreclosure-related expenses of $162,000; and (b) $106,000 of cost recognized upon issuance of common stock to the Company's directors.

•
A decrease in net interest income of $760,000. This decrease is attributable to two factors: (i) the divestiture of five Franklin County branches, which contributed $813,000 to net interest income in the first half of 2013; and (ii) net interest margin compression of 16 basis points. Average interest-earning assets for the first half of 2014 increased $70.8 million, or 3%, over the same period in 2013. The increase was largely a combination of average loan and investments growth of $53.5 million and $17.1 million, respectively, even after the sale of $46.0 million of loans as part of the Franklin County branch divestiture. Net interest margin on a fully-taxable basis for the six months ended June 30, 2014 was 3.09%.

•
A decrease in non-interest income of $523,000. The decrease is largely due to a $1.0 million reduction in mortgage banking income due to a reduction in loan sales compared to the same period in 2013 and the divestiture of five Franklin County branches, which contributed $376,000 to non-interest income in the first half of 2013. Partially offsetting the decrease were additional gains of $313,000 realized upon sale of investment securities; an increase in fiduciary and brokerage revenues totaling $231,000; and $196,000 of derivative income.

Asset Quality

Our asset quality metrics as of and for the six months ended June 30, 2014 continue to trend favorably, which has led to a decrease in provision for credit losses for the six months ended June 30, 2014 of $233,000 compared to the same period last year. The following asset quality ratios highlight our current metrics compared to prior periods:

•	Loans 30-89 days past due to total loans at June 30, 2014 were 0.23%, representing a decrease of 6 basis points and 4 basis points compared to March 31, 2014 and June 30, 2013, respectively.

•	Year-to-date net-charge offs (annualized) to average loans as of June 30, 2014 were 0.10%, compared to 0.10% and 0.14% for year-to-date March 31, 2014 and June 30, 2013, respectively.

•	Non-performing loans to total loans at June 30, 2014 were 1.54%, representing a decrease of 14 basis points and 9 basis points compared March 31, 2014 and June 30, 2013, respectively.

•	Non-performing assets to total assets at June 30, 2014 were 1.05%, representing a decrease of 8 basis points and 4 basis points compared March 31, 2014 and June 30, 2013, respectively.

Dividends and Capital

The board of directors approved a dividend of $0.27 per share, payable on July 31, 2014, to shareholders of record as of July 17, 2014. This distribution represents an annualized dividend yield of 2.79%, based on the June 30, 2014 closing price of Camden National's common stock at $38.76 per share as reported by NASDAQ.

The Company's total risk-based capital ratio, Tier I risk-based capital ratio, and Tier I leverage capital ratio was 15.32%, 14.07%, and 9.09%, respectively, at June 30, 2014. Camden National Corporation and its wholly-owned subsidiary, Camden National Bank, continue to exceed the minimum total and Tier I risk-based capital ratios of 10% and 6%, respectively, and the minimum Tier I leverage capital ratio of 5% required by the Federal Reserve for an institution to be considered “well capitalized”.

About Camden National Corporation

Camden National Corporation is the holding company employing more than 480 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 44 banking offices throughout Maine and a commercial loan office in Manchester, New Hampshire. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at www.CamdenNational.com. Member FDIC.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” or “goal,” or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: continued weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, an increase in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; competitive pressures, including continued industry consolidation and the increased financial services provided by non-banks; volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and could lead to impairment in the value of securities in the Company's investment portfolio; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; changes in tax, banking, securities and insurance laws and regulations including laws and regulations; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in the Company's Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.CamdenNational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Selected Financial and Per Share Data:
Return on average assets	0.95%	0.89%	0.98%	0.92%	0.94%
Return on average equity	10.92%	9.97%	10.71%	10.45%	10.26%
Return on average tangible equity (non-GAAP)(1)	14.25%	13.05%	14.18%	13.65%	13.65%
Tangible equity to tangible assets (non-GAAP)(1)	7.15%	7.04%	6.94%	7.15%	6.94%
Efficiency ratio (non-GAAP)(1)	61.49%	62.69%	60.30%	62.07%	62.08%
Yield on average interest-earnings assets	3.60%	3.57%	3.77%	3.59%	3.80%
Average cost of funds	0.50%	0.52%	0.56%	0.51%	0.57%
Net interest margin	3.11%	3.08%	3.23%	3.09%	3.25%
Tier I leverage capital ratio	9.09%	9.27%	9.05%	9.09%	9.05%
Tier I risk-based capital ratio	14.07%	14.64%	14.57%	14.07%	14.57%
Total risk-based capital ratio	15.32%	15.89%	15.82%	15.32%	15.82%
Basic earnings per share	$0.85	$0.76	$0.83	$1.60	$1.57
Diluted earnings per share	$0.85	$0.75	$0.82	$1.60	$1.56
Cash dividends declared per share	$0.27	$0.27	$0.27	$0.54	$0.54
Book value per share	$32.03	$30.93	$30.05	$32.03	$30.05
Tangible book value per share (non-GAAP)(1)	$25.46	$24.38	$23.15	$25.46	$23.15
Weighted average number of common shares outstanding	7,430,709	7,528,751	7,637,433	7,479,461	7,632,586
Diluted weighted average number of common shares outstanding	7,450,639	7,551,785	7,652,199	7,500,318	7,646,742
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures".

Consolidated Statements of Condition Data

(In Thousands, Except Number of Shares)	June 30, 2014 (unaudited)	December 31, 2013
ASSETS
Cash and due from banks	$51,465	$51,355
Securities:
Available-for-sale securities, at fair value	772,467	808,477
Held-to-maturity securities, at amortized cost	9,798	—
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	20,379	19,724
Total securities	802,644	828,201
Trading account assets	2,406	2,488
Loans	1,696,765	1,580,402
Less: allowance for loan losses	(21,905)	(21,590)
Net loans	1,674,860	1,558,812
Goodwill and other intangible assets	48,745	49,319
Bank-owned life insurance	46,961	46,363
Premises and equipment, net	24,696	25,727
Deferred tax assets	13,261	16,047
Interest receivable	5,953	5,808
Other real estate owned	2,217	2,195
Other assets	18,498	17,514
Total assets	$2,691,706	$2,603,829
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Demand	$242,422	$241,866
Interest checking	440,443	453,909
Savings and money market	659,718	675,679
Certificates of deposit	330,575	343,034
Brokered deposits	184,304	99,336
Total deposits	1,857,462	1,813,824
Federal Home Loan Bank advances	56,076	56,112
Other borrowed funds	464,851	430,058
Junior subordinated debentures	43,973	43,922
Accrued interest and other liabilities	31,624	28,817
Total liabilities	2,453,986	2,372,733
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,421,445 and 7,579,913 shares on June 30, 2014 and December 31, 2013, respectively	41,211	47,783
Retained earnings	203,683	195,660
Accumulated other comprehensive loss:
Net unrealized losses on available-for-sale securities, net of tax	(943)	(7,964)
Net unrealized losses on derivative instruments, net of tax	(4,437)	(2,542)
Net unrecognized losses on postretirement plans, net of tax	(1,794)	(1,841)
Total accumulated other comprehensive loss	(7,174)	(12,347)
Total shareholders’ equity	237,720	231,096
Total liabilities and shareholders’ equity	$2,691,706	$2,603,829

Consolidated Statements of Income Data (unaudited)

	Three Months Ended
(In Thousands, Except Number of Shares and Per Share Data)	June 30, 2014	March 31, 2014	June 30, 2013
Interest Income
Interest and fees on loans	$17,757	$16,780	$18,059
Interest on U.S. government and sponsored enterprise obligations	4,124	4,230	4,074
Interest on state and political subdivision obligations	314	294	292
Interest on federal funds sold and other investments	94	89	56
Total interest income	22,289	21,393	22,481
Interest Expense
Interest on deposits	1,565	1,551	1,828
Interest on borrowings	845	807	767
Interest on junior subordinated debentures	631	625	636
Total interest expense	3,041	2,983	3,231
Net interest income	19,248	18,410	19,250
Provision for credit losses	643	493	695
Net interest income after provision for credit losses	18,605	17,917	18,555
Non-Interest Income
Service charges on deposit accounts	1,620	1,469	1,755
Other service charges and fees	1,543	1,395	1,513
Income from fiduciary services	1,349	1,184	1,275
Brokerage and insurance commissions	459	478	409
Bank-owned life insurance	292	306	314
Net gain on sale of securities	285	166	—
Mortgage banking income, net	70	72	584
Other income	886	615	526
Total non-interest income	6,504	5,685	6,376
Non-Interest Expense
Salaries and employee benefits	8,301	7,980	7,961
Furniture, equipment and data processing	1,743	1,789	1,931
Net occupancy costs	1,270	1,380	1,407
Consulting and professional fees	782	518	585
Other real estate owned and collection costs (recoveries)	515	513	(22)
Regulatory assessments	485	481	500
Amortization of intangible assets	287	287	287
Branch acquisition costs	—	—	71
Other expenses	2,409	2,177	2,928
Total non-interest expense	15,792	15,125	15,648
Income before income taxes	9,317	8,477	9,283
Income Taxes	3,001	2,762	2,952
Net Income	$6,316	$5,715	$6,331
Per Share Data
Basic earnings per share	$0.85	$0.76	$0.83
Diluted earnings per share	$0.85	$0.75	$0.82

Consolidated Statements of Income Data (unaudited)

	Six Months Ended June 30,
(In Thousands, Except Number of Shares and Per Share Data)	2014	2013
Interest Income
Interest and fees on loans	$34,537	$35,854
Interest on U.S. government and sponsored enterprise obligations	8,354	8,350
Interest on state and political subdivision obligations	608	597
Interest on federal funds sold and other investments	183	106
Total interest income	43,682	44,907
Interest Expense
Interest on deposits	3,116	3,647
Interest on borrowings	1,652	1,585
Interest on junior subordinated debentures	1,256	1,257
Total interest expense	6,024	6,489
Net interest income	37,658	38,418
Provision for credit losses	1,136	1,369
Net interest income after provision for credit losses	36,522	37,049
Non-Interest Income
Service charges on deposit accounts	3,089	3,439
Other service charges and fees	2,938	2,942
Income from fiduciary services	2,533	2,418
Brokerage and insurance commissions	937	821
Bank-owned life insurance	598	652
Net gain on sale of securities	451	138
Mortgage banking income, net	142	1,158
Other income	1,501	1,144
Total non-interest income	12,189	12,712
Non-Interest Expense
Salaries and employee benefits	16,281	16,322
Furniture, equipment and data processing	3,532	3,535
Net occupancy costs	2,650	2,959
Consulting and professional fees	1,300	1,132
Other real estate owned and collection costs	1,028	866
Regulatory assessments	966	999
Amortization of intangible assets	574	574
Branch acquisition costs	—	232
Other expenses	4,586	5,529
Total non-interest expense	30,917	32,148
Income before income taxes	17,794	17,613
Income Taxes	5,763	5,620
Net Income	$12,031	$11,993
Per Share Data
Basic earnings per share	$1.60	$1.57
Diluted earnings per share	$1.60	$1.56

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	June 30, 2014			June 30, 2013
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$777,935	$4,212	2.17%	$774,916	$4,130	2.13%
Securities - nontaxable(1)	37,386	484	5.17%	30,800	449	5.83%
Trading account assets	2,309	5	0.95%	2,245	—	—%
Loans(2):
Residential real estate	566,070	6,017	4.25%	572,920	6,596	4.61%
Commercial real estate	591,276	6,816	4.56%	511,115	6,227	4.82%
Commercial	214,559	2,045	3.77%	178,887	1,964	4.34%
Municipal(1)	14,724	127	3.45%	12,949	136	4.21%
Consumer	288,897	2,797	3.88%	315,197	3,184	4.05%
Total loans	1,675,526	17,802	4.23%	1,591,068	18,107	4.53%
Total interest-earning assets	2,493,156	22,503	3.60%	2,399,029	22,686	3.77%
Cash and due from banks	42,360			43,758
Other assets	165,574			166,333
Less: allowance for loan losses	(21,892)			(23,395)
Total assets	$2,679,198			$2,585,725

Liabilities & Shareholders' Equity
Deposits:
Demand	$227,599	$—	—	$224,351	$—	—
Interest checking	465,565	80	0.07%	475,621	90	0.08%
Savings	245,034	35	0.06%	236,277	33	0.06%
Money market	423,687	315	0.30%	445,585	337	0.30%
Certificates of deposit	332,686	774	0.93%	399,864	1,013	1.02%
Total deposits	1,694,571	1,204	0.28%	1,781,698	1,473	0.33%
Borrowings:
Brokered deposits	144,792	361	1.00%	123,151	355	1.16%
Junior subordinated debentures	43,960	631	5.76%	43,858	636	5.82%
Other borrowings	535,834	845	0.63%	368,183	767	0.84%
Total borrowings	724,586	1,837	1.02%	535,192	1,758	1.32%
Total funding liabilities	2,419,157	3,041	0.50%	2,316,890	3,231	0.56%
Other liabilities	28,092			31,669
Shareholders' equity	231,949			237,166
Total liabilities & shareholders' equity	$2,679,198			$2,585,725

Net interest income (fully-taxable equivalent)		19,462			19,455
Less: fully-taxable equivalent adjustment		(214)			(205)
Net interest income		$19,248			$19,250

Net interest rate spread (fully-taxable equivalent)			3.10%			3.21%
Net interest margin (fully-taxable equivalent)			3.11%			3.23%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35.0%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Six Months Ended			At or for the Six Months Ended
	June 30, 2014			June 30, 2013
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$785,772	$8,530	2.17%	$772,469	$8,445	2.19%
Securities - nontaxable(1)	35,060	935	5.33%	31,238	919	5.88%
Trading account assets	2,397	7	0.59%	2,241	12	1.05%
Loans(2):
Residential real estate	567,132	11,981	4.23%	574,031	13,171	4.59%
Commercial real estate	572,478	13,098	4.55%	507,478	12,301	4.82%
Commercial	192,475	3,736	3.86%	177,718	3,935	4.40%
Municipal(1)	12,822	240	3.78%	12,267	267	4.39%
Consumer	288,812	5,566	3.89%	308,700	6,272	4.10%
Total loans	1,633,719	34,621	4.23%	1,580,194	35,946	4.55%
Total interest-earning assets	2,456,948	44,093	3.59%	2,386,142	45,322	3.80%
Cash and due from banks	41,933			44,249
Other assets	165,668			166,517
Less: allowance for loan losses	(21,749)			(23,331)
Total assets	$2,642,800			$2,573,577

Liabilities & Shareholders' Equity
Deposits:
Demand	$227,513	$—	—	$223,081	$—	—
Interest checking	463,566	158	0.07%	477,274	157	0.07%
Savings	244,749	68	0.06%	233,219	65	0.06%
Money market	422,652	621	0.30%	450,929	710	0.32%
Certificates of deposit	335,433	1,576	0.95%	407,407	2,000	0.99%
Total deposits	1,693,913	2,423	0.29%	1,791,910	2,932	0.33%
Borrowings:
Brokered deposits	124,134	693	1.13%	124,607	715	1.16%
Junior subordinated debentures	43,948	1,256	5.76%	43,845	1,257	5.78%
Other borrowings	520,016	1,652	0.64%	343,328	1,585	0.93%
Total borrowings	688,098	3,601	1.06%	511,780	3,557	1.40%
Total funding liabilities	2,382,011	6,024	0.51%	2,303,690	6,489	0.57%
Other liabilities	28,546			34,208
Shareholders' equity	232,243			235,679
Total liabilities & shareholders' equity	$2,642,800			$2,573,577

Net interest income (fully-taxable equivalent)		38,069			38,833
Less: fully-taxable equivalent adjustment		(411)			(415)
Net interest income		$37,658			$38,418

Net interest rate spread (fully-taxable equivalent)			3.08%			3.23%
Net interest margin (fully-taxable equivalent)			3.09%			3.25%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35.0%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
(In Thousands)	At or For The Six Months Ended June 30, 2014	At or For The Three Months Ended March 31, 2014	At or For The Twelve Months Ended December 31, 2013	At or For The Nine Months Ended September 30, 2013	At or For The Six Months Ended June 30, 2013
Non-accrual loans:
Residential real estate	$7,887	$9,125	$10,520	$10,224	$8,624
Commercial real estate	6,282	8,278	7,799	9,847	6,634
Commercial	3,840	1,935	2,146	2,994	3,233
Consumer	2,575	2,457	2,012	2,018	1,945
Total non-accrual loans	20,584	21,795	22,477	25,083	20,436
Loans 90 days past due and accruing	109	50	455	24	—
Renegotiated loans not included above	5,379	5,413	5,468	5,379	5,701
Total non-performing loans	26,072	27,258	28,400	30,486	26,137
Other real estate owned:
Residential real estate	912	1,035	1,044	1,126	1,038
Commercial real estate	1,305	1,677	1,151	676	1,117
Total other real estate owned	2,217	2,712	2,195	1,802	2,155
Total non-performing assets	$28,289	$29,970	$30,595	$32,288	$28,292
Loans 30-89 days past due:
Residential real estate	$1,800	$1,349	$1,551	$1,419	$1,827
Commercial real estate	1,151	1,716	2,595	833	1,591
Commercial	466	1,007	313	529	202
Consumer	569	632	1,571	1,207	716
Total loans 30-89 days past due	$3,986	$4,704	$6,030	$3,988	$4,336
Allowance for loan losses at the beginning of the period	$21,590	$21,590	$23,044	$23,044	$23,044
Provision for loan losses	1,141	492	2,052	2,051	1,384
Charge-offs:
Residential real estate	361	183	1,059	687	347
Commercial real estate	176	171	952	762	171
Commercial	526	219	1,426	823	444
Consumer	146	76	837	598	470
Total charge-offs	1,209	649	4,274	2,870	1,432
Total recoveries	383	237	768	436	325
Net charge-offs	826	412	3,506	2,434	1,107
Allowance for loan losses at the end of the period	$21,905	$21,670	$21,590	$22,661	$23,321
Components of allowance for credit losses:
Allowance for loan losses	$21,905	$21,670	$21,590	$22,661	$23,321
Liability for unfunded credit commitments	16	22	21	28	30
Balance of allowance for credit losses	$21,921	$21,692	$21,611	$22,689	$23,351
Ratios:
Non-performing loans to total loans	1.54%	1.68%	1.80%	1.92%	1.63%
Non-performing assets to total assets	1.05%	1.13%	1.18%	1.24%	1.09%
Allowance for credit losses to total loans	1.29%	1.34%	1.37%	1.43%	1.45%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.10%	0.10%	0.27%	0.33%	0.20%
Year-to-date	0.10%	0.10%	0.22%	0.20%	0.14%
Allowance for credit losses to non-performing loans	84.08%	79.58%	76.09%	74.42%	89.34%
Loans 30-89 days past due to total loans	0.23%	0.29%	0.38%	0.25%	0.27%

Reconciliation of non-GAAP to GAAP Financial Measures
Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expense divided by net interest income plus non-interest income from the consolidated statements of income. The non-GAAP efficiency ratio excludes branch acquisition costs from non-interest expense, excludes net gain on sale of securities from non-interest income, and adds the tax-equivalent adjustment (assumed 35.0% tax rate) to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	Three Months Ended			Six Months Ended
(In Thousands)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Non-interest expense, as presented	$15,792	$15,125	$15,648	$30,917	$32,148
Less: branch acquisition costs	—	—	71	—	232
Adjusted non-interest expense	$15,792	$15,125	$15,577	$30,917	$31,916
Net interest income, as presented	$19,248	$18,410	$19,250	$37,658	$38,418
Add: effect of tax-exempt income	214	198	205	411	415
Non-interest income, as presented	6,504	5,685	6,376	12,189	12,712
Less: net gain on sale of securities	285	166	—	451	138
Adjusted net interest income plus non-interest income	$25,681	$24,127	$25,831	$49,807	$51,407
Non-GAAP efficiency ratio	61.49%	62.69%	60.30%	62.07%	62.08%
GAAP efficiency ratio	61.32%	62.77%	61.06%	62.02%	62.88%
The following table provides a reconciliation between tax-equivalent net interest income to GAAP net interest income using a 35.0% tax rate:

	Three Months Ended			Six Months Ended
(In Thousands)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net interest income, as presented	$19,248	$18,410	$19,250	$37,658	$38,418
Add: effect of tax-exempt income	214	198	205	411	415
Net interest income, tax equivalent	$19,462	$18,608	$19,455	$38,069	$38,833

Return on average tangible equity is the ratio of (i) net income, adjusted for tax-effected amortization of intangible assets to (ii) average equity, adjusted for goodwill and other intangible assets. The following table reconciles the return on average tangible equity to GAAP return on average equity:

	Three Months Ended			Six Months Ended
(In Thousands)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income, as presented	$6,316	$5,715	$6,331	$12,031	$11,993
Add: tax-effected amortization of intangible assets	187	187	187	373	373
Net income, adjusted	$6,503	$5,902	$6,518	$12,404	$12,366
Average equity	$231,949	$232,539	$237,166	$232,243	$235,679
Less: average goodwill and other intangible assets	48,880	49,168	52,860	49,023	53,007
Average tangible equity	$183,069	$183,371	$184,306	$183,220	$182,672
Return on average tangible equity	14.25%	13.05%	14.18%	13.65%	13.65%
Return on average equity	10.92%	9.97%	10.71%	10.45%	10.26%

The following table provides a reconciliation between tangible book value per share and GAAP book value per share:

(In Thousands, Except Number of Shares and Per Share Data)	June 30, 2014	March 31, 2014	June 30 2013
Shareholders' equity, as presented	$237,720	$231,469	$229,620
Less: goodwill and other intangible assets	48,745	49,032	52,725
Tangible equity	$188,975	$182,437	$176,895
Shares outstanding at period end	7,421,445	7,484,560	7,640,712
Tangible book value per share	$25.46	$24.38	$23.15
Book value per share	$32.03	$30.93	$30.05

The following table provides a reconciliation between tangible equity to tangible assets and GAAP equity to assets:

(In Thousands)	June 30, 2014	March 31, 2014	June 30, 2013
Shareholders' equity, as presented	$237,720	$231,469	$229,620
Less: goodwill and other intangibles	48,745	49,032	52,725
Tangible equity	$188,975	$182,437	$176,895
Total assets	$2,691,706	$2,640,666	$2,601,778
Less: goodwill and other intangibles	48,745	49,032	52,725
Tangible assets	$2,642,961	$2,591,634	$2,549,053
Tangible equity to tangible assets	7.15%	7.04%	6.94%
Equity to assets	8.83%	8.77%	8.83%

CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, 207.230.2058, marcher@camdennational.com